 EXHIBIT 99.1

Terra Tech to Open Blüm CBD Retail Location in Downtown Las Vegas

Irvine, CA – July 2, 2019 - Terra Tech Corp. (TRTC) ("Terra Tech") or (the "Company"), a vertically integrated cannabis-focused agriculture company, today announced that it started the process to open a CBD only retail location called Blüm CBD in downtown Las Vegas at its retail location on 121 North 4th Street.

The future Blüm CBD is positioned to be easily accessible and draw high volumes of customers on North 4th Street, located just 100 feet from the world-famous Fremont Street Experience which attracts more than 14 million annual visitors. The design of the store will be reflective of new Blüm store concepts and the artful vibe of downtown Las Vegas. Blüm CBD is expected to have an eye-catching façade and a bright and modern interior with modular displays in place to keep the visual merchandising of the store fresh, clean and organized.

Chief Executive Officer, Derek Peterson, said, “Converting our North 4th Street location into an exclusive one stop shop for CBD products will allow Terra Tech to excel in its retail initiatives and stay ahead of the booming CBD industry that’s unfolding in the U.S. With its location in the heart of Las Vegas, the new CBD focused store will reflect high consumer demands and set standards for our CBD sales. Much planning has gone into operating as a CBD provider at this location and we are extremely excited to share our products with all who are a part of such an iconic city.”

Blüm CBD is planned to operate as a luxury retail concept that will mimic the Blüm cannabis retail shopping experience in a CBD-only environment. The retail floor will be subdivided into zones categorized by products including Beauty, Pantry, Wellness and Lifestyle.

The Beauty section is expected to feature CBD-infused lotions, facial creams, makeup and bath products by brands such as Wink and Kush Queen. The Pantry section will sell CBD-infused kitchen items such as honey, olive oil and teas. The Blüm CBD Pantry will also carry educational resources for cooking with CBD. The Wellness section of the store will be dedicated to holistic CBD products such as tinctures, topical balms for pain, hemp-based nutritional supplements as well as CBD-only vapes. Additionally, with the store’s location in a high-traffic area for tourism, the Lifestyle portion of the store will carry items such as books, clothing and ashtrays.

The Company plans to approach its Blüm vendors to potentially create CBD-only products exclusive for Blüm.

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

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About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Bl m, IVXX Inc., Edible Garden, and MediFarm LLC. Bl m s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada and California. Bl m offers a broad selection of cannabis products including; flowers, concentrates and edibles through its multiple California and Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated cannabis dispensaries throughout California and dispensaries in Nevada. The Company s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Ahold, Aldi, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

For more information about Blüm Retail Stores visit: http://letsblum.com

Visit us on Facebook @ http://www.facebook.com/terratechcorp/timeline

Follow us on Instagram @Letsblum

Follow us on Twitter @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ http://www.facebook.com/ediblefarms?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to Terra Tech Corp. (the "Company") or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in the Company's filings with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after such date.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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